Exhibit 99.1

For Immediate Release Contact: John Gonsior, CFO (763) 392-6200; (800) 874-4648

Insignia Systems, Inc. Reports Second Quarter Results

MINNEAPOLIS – July 25, 2012 – Insignia Systems, Inc. (Nasdaq: ISIG) today reported a net loss for the second quarter of 2012 of $(496,000) or $(0.04) per basic and diluted share, compared to a net loss of $(675,000) or $(0.04) per basic and diluted share, for the second quarter of 2011. Net sales were $4,773,000 for the second quarter ended June 30, 2012, a decrease of 5.0%, compared to net sales of $5,026,000 for the second quarter of 2011. Insignia Point-of-Purchase Services® (POPS) revenue for the second quarter of 2012 was $4,311,000, a decrease of 3.0%, compared to second quarter 2011 POPS revenue of $4,446,000.

For the six months ended June 30, 2012, net sales were $8,770,000, a decrease of 12.1%, compared to net sales of $9,973,000 for the six months ended June 30, 2011. The net loss for the first half of 2012 was $(2,073,000), or $(0.15) per basic and diluted share, compared to net income of $53,198,000, or $3.37 per basic share ($3.26 per diluted share) for the same period of 2011. Net income in the first half of 2011 included a gain from the settlement of the litigation against News America Marketing In-Store, LLC (“News America”) of $55,062,000, net of tax. Insignia POPS revenue for the first six months of 2012 was $7,779,000, a decrease of 11.8%, compared to the first six months of 2011 POPS revenue of $8,820,000.

Chairman and CEO Scott Drill commented, “While year over year revenue for the second quarter was relatively flat, operating results have improved. This is largely the result of the restructuring plan we initiated in the first quarter of this year. Although our ultimate POPS revenue number for the second quarter did not increase from the amount we had booked at the time of our first quarter press release, we had approximately $600,000 of programs delayed, mainly due to the timing of CPG’s new product launches.”

President and COO Glen Dall commented, “Our back-half sales are trending above 2011 back-half sales. The re-launched POPSign products featuring the enhancements from our laser die-cut system are receiving good acceptance in the market. Our relationship with News America continues to improve and our relationship with Valassis is strong. We are focusing on developing digital marketing products as we believe this is a growth opportunity for our company. Although our previously-scheduled test of this digital offering was delayed due to a specific retailer issue, we are hopeful to have a test completed yet this year.”

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July 25, 2012	Insignia Systems, Inc. Reports Second Quarter Results	Page 2

Selected Financial Information

CFO John Gonsior stated, “Our balance sheet remains strong, with $19,607,000 of cash and cash equivalents at June 30, 2012, versus $23,202,000 at December 31, 2011. As of June 30, 2012, we have nearly $20.6 million in working capital, versus $22.7 million at December 31, 2011. Legal expense for the second quarter of 2012 was $13,000 compared to $305,000 in the second quarter of 2011. We have over $5.1 million of programs set to run in the third quarter and we have approximately six weeks of time left to sell.”

Non-GAAP Financial Measures

To supplement the Company’s financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has provided certain non-GAAP financial measures of financial performance in prior public announcements. These non-GAAP measures are:

  net loss before gain from litigation settlement (net of tax), and net loss before gain from litigation settlement (net of tax) and restructuring charge

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards and are not a substitute for, or superior to, GAAP results.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure can be found in the financial table included below.

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July 25, 2012	Insignia Systems, Inc. Reports Second Quarter Results	Page 3

	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Net income (loss)	$(496,000)	$(675,000)	$(2,073,000)	$53,198,000
Adjustment:
Gain from litigation settlement (net of tax)	—	—	—	(55,062,000)
Non-GAAP net loss before gain from litigation settlement (net of tax)	(496,000)	(675,000)	(2,073,000)	(1,864,000)
Adjustment:
Restructuring charge (net of tax)	—	—	261,000	—
Non-GAAP net loss before gain from litigation settlement (net of tax) and restructuring charge	$(496,000)	$(675,000)	$(1,812,000)	$(1,864,000)

Mr. Gonsior continued, “As can be seen by the non-GAAP information above, we have improved non-GAAP financial results on both a quarterly and year-to-date basis from the non-GAAP financial results in 2011.”

Conference Call

The Company will host a conference call today, July 25, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The Conference ID is 42218729. Please be sure to call in about 5-10 minutes before the call is scheduled to begin. Audio replay will be available approximately two hours after the call until August 1, 2012. To access the replay, dial 855-859-2056 and reference Conference ID 42218729.

Insignia Systems, Inc. is a developer and marketer of in-store advertising products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is provides at-shelf advertising products in over 13,000 chain retail supermarkets, over 1,800 mass merchants and over 7,000 dollar stores. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft, Nestlé, Armour-Eckrich and Ocean Spray, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

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July 25, 2012	Insignia Systems, Inc. Reports Second Quarter Results	Page 4

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release (or during the conference call referred to herein) by the Company, its Chairman and CEO Scott Drill, its Vice President of Finance and CFO John Gonsior or its President and COO Glen Dall, regarding, for instance: Current expectations as to future financial performance, current sales trends and the ability to increase revenue; the expected savings from our restructuring plan, success in our business relationships with News America and Valassis; the effect of the new line of POPSigns on the Company’s performance and the future importance of, and our ability to develop and implement, “digital” marketing products, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, results may differ materially in response to a change in this information. Forward-looking statements include statements expressing the intent, belief or current expectations of the Company and members of our management team and involve certain risks and uncertainties, including: (i) the risk that management may be unable to fully or successfully implement its business plan to achieve and maintain profitability in the future; (ii) the risk that the Company will not be able to develop and implement new product offerings, if any, in a successful manner; (iii) prevailing market conditions in the in-store advertising industry, including intense competition for agreements with retailers and consumer packaged goods manufacturers and the effect of any delayed customer programs; (iv) potentially incorrect assumptions by management with respect to the financial effect of cost reduction initiatives, current strategic decisions, the effect of current sales trends on fiscal year 2012 results and the benefit of our relationships with News America and Valassis; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2011 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release and conference call. Such forward-looking statements should be read in conjunction with the Company's filings with the SEC. The Company assumes no responsibility to update the forward-looking statements contained in this release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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July 25, 2012	Insignia Systems, Inc. Reports Second Quarter Results	Page 5

Insignia Systems, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net sales	$4,773,000	$5,026,000	$8,770,000	$9,973,000
Cost of sales	3,279,000	3,088,000	6,376,000	5,999,000
Gross profit	1,494,000	1,938,000	2,394,000	3,974,000
Operating expenses:
Selling	1,128,000	1,408,000	2,774,000	2,963,000
Marketing	255,000	433,000	689,000	847,000
General and administrative	825,000	1,237,000	1,899,000	3,263,000
Gain from litigation settlement, net	—	—	—	(89,762,000)

Operating income (loss)	(714,000)	(1,140,000)	(2,968,000)	86,663,000
Other income	7,000	21,000	14,000	42,000

Income (loss) before taxes	(707,000)	(1,119,000)	(2,954,000)	86,705,000
Income tax benefit (expense)	211,000	444,000	881,000	(33,507,000)
Net income (loss)	$(496,000)	$(675,000)	$(2,073,000)	$53,198,000

Net income (loss) per share:
Basic	$(0.04)	$(0.04)	$(0.15)	$3.37
Diluted	$(0.04)	$(0.04)	$(0.15)	$3.26

Shares used in calculation of net income (loss) per share:
Basic	13,602,000	15,542,000	13,607,000	15,766,000
Diluted	13,602,000	15,542,000	13,607,000	16,341,000

SELECTED BALANCE SHEET DATA

	(Unaudited)
	June 30,	December 31,
	2012	2011

Cash and cash equivalents	$19,607,000	$23,202,000
Working capital	20,628,000	22,671,000
Total assets	31,000,000	34,594,000
Total liabilities	5,046,000	6,735,000
Shareholders' equity	25,954,000	27,859,000

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